Exhibit 99.1

NEWS RELEASE

CONTACT:	Gary S. Maier
Maier & Company, Inc.
(310) 471-1288

MOTORCAR PARTS OF AMERICA REPORTS RECORD FISCAL 2015 FIRST QUARTER

-- Expands Product Line with Brake Master Cylinder Introduction --

LOS ANGELES, CA – August 11, 2014 – Motorcar Parts of America, Inc. (Nasdaq: MPAA) today reported record results for its fiscal 2015 first quarter ended June 30, 2014 – reflecting continued growth of its rotating electrical and wheel hub business.

Net sales for the fiscal 2015 first quarter increased 25.3 percent to $63.0 million from $50.2 million for the same period a year earlier. The increase in net sales was due to growth in both rotating electrical products and the benefits of a full quarter of wheel hub sales, which commenced in late June 2013. Net income for the quarter was $3.9 million, or $0.25 per diluted share, compared with a net income of $101.0 million, or $6.91 per diluted share, a year ago, which reflects a gain on the deconsolidation of the company’s discontinued undercar business.

Excluding certain costs and non-cash expenses noted in the Reconciliation of Non-GAAP Financial Measures tables below, adjusted net income for the fiscal 2015 first quarter increased 45.6 percent to $4.7 million, or $0.30 per diluted share, from $3.2 million, or $0.22 per diluted share, for the same period a year earlier – based on a 9.0 percent increase in the diluted weighted average number of shares outstanding.

Gross profit for the fiscal 2015 first quarter was $17.8 million compared with $16.0 million a year earlier. Gross profit as a percentage of sales was 28.3 percent compared with 31.9 percent a year earlier. Adjusted gross profit was $19.2 million compared with $16.4 million a year ago, representing a 17.1 percent increase. Adjusted gross profit as a percentage of sales for the first quarter was 30.2 percent compared with 32.1 percent a year earlier, primarily reflecting product mix.

“Fiscal 2015 is off to an excellent start, supported by strong organic growth in all product lines, an aging vehicle population and positive operating synergies. Our team’s ongoing focus on achieving the highest customer service levels continues to distinguish our organization. We look forward to solid momentum as the new fiscal year evolves – supported by strong organic growth in both the rotating electrical and wheel hub business, as well as contributions from the introduction of our most recent product line,” said Selwyn Joffe, chairman, president and chief executive officer of Motorcar Parts of America.

(more)

Motorcar Parts of America, Inc.
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Brake Master Cylinders

Subsequent to the end of the fiscal first quarter, Motorcar Parts of America introduced brake master cylinders as a new product line and commenced shipments.

“The brake master cylinder product line expansion follows the introduction last June of wheel hubs. Like rotating electrical and wheel hubs, brake master cylinders are non-discretionary with strong growth dynamics. We anticipate solid sales and profit contributions from this new product line,” Joffe said.

Industry sources estimate the market size for master cylinders to be approximately $500 million at the user level.

Use of Non-GAAP Measures

We define adjusted net income (loss) as net income (loss) adjusted for certain items related to the company’s discontinued subsidiaries, as well as financing, consulting and other fees. We define Adjusted EBITDA as adjusted net income (loss), plus interest expense, income tax expense and depreciation and amortization. Adjusted net income (loss) does not reflect many items that affect the company’s net income (loss), including many items related to company’s discontinued subsidiaries. Adjusted EBITDA does not reflect the impact of a number of items that affect the company’s net income, including financing costs and matters related to the company’s discontinued subsidiaries. Adjusted EBITDA and adjusted net income (loss) are not measures of financial performance under GAAP, and should not be considered as alternatives to net income or income from operations as a measure of liquidity. Adjusted EBITDA and adjusted net income (loss) have significant limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of the company’s results as reported under GAAP. For a reconciliation of Adjusted EBITDA and adjusted net income (loss) to net income (loss) see the financial tables included in the press release.

Teleconference and Web Cast

Selwyn Joffe, chairman, president and chief executive officer, and David Lee, chief financial officer, will host an investor conference call today at 10:00 a.m. Pacific time to discuss the company’s financial results and operations.

The call will be open to all interested investors either through a live audio Web broadcast at www.motorcarparts.com or live by calling (877)-776-4016 (domestic) or (973)-638-3231 (international). For those who are not available to listen to the live broadcast, the call will be archived for seven days on Motorcar Parts of America’s website www.motorcarparts.com. A telephone playback of the conference call will also be available from approximately 1:00 p.m. Pacific time today through 8:59 p.m. Pacific time on Monday, August 18, 2014 by calling (855)-859-2056 (domestic) or (404)-537-3406 (international) and using access code: 81621123

Motorcar Parts of America, Inc.
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About Motorcar Parts of America

Motorcar Parts of America, Inc. is a remanufacturer, manufacturer and distributor of automotive aftermarket parts -- including alternators, starters and wheel hub assembly products utilized in imported and domestic passenger vehicles, light trucks and heavy duty applications. Motorcar Parts of America’s products are sold to automotive retail outlets and the professional repair market throughout the United States and Canada, with remanufacturing facilities located in California, Mexico and Malaysia, and administrative offices located in California, Tennessee, Mexico, Singapore and Malaysia. Additional information is available at www.motorcarparts.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The statements contained in this press release that are not historical facts are forward-looking statements based on the company’s current expectations and beliefs concerning future developments and their potential effects on the company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the company) and are subject to change based upon various factors. Reference is also made to the Risk Factors set forth in the company’s Form 10-K Annual Report filed with the Securities and Exchange Commission (SEC) in June 2014 and in its Forms 10-Q filed with the SEC for additional risks and uncertainties facing the company. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise.

# # #

(Financial tables follow)

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)

	Three Months Ended
	June 30,
	2014	2013

Net sales	$62,975,000	$50,245,000
Cost of goods sold	45,159,000	34,231,000
Gross profit	17,816,000	16,014,000
Operating expenses:
General and administrative	5,392,000	9,632,000
Sales and marketing	1,826,000	1,731,000
Research and development	522,000	549,000
Total operating expenses	7,740,000	11,912,000
Operating income	10,076,000	4,102,000
Interest expense, net	3,413,000	3,925,000
Income from continuing operations before income tax expense	6,663,000	177,000
Income tax expense	2,714,000	74,000
Income from continuing operations	3,949,000	103,000
Income from discontinued operations	-	100,877,000

Net income	$3,949,000	$100,980,000

Basic net income per share from continuing operations	$0.26	$0.01
Basic net income per share from discontinued operations	-	6.97
Basic net income per share	$0.26	$6.98

Diluted net income per share from continuing operations	$0.25	$0.01
Diluted net income per share from discontinued operations	-	6.90
Diluted net income per share	$0.25	$6.91

Weighted average number of shares outstanding:

Basic	15,082,818	14,460,979
Diluted	15,921,367	14,609,464

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	June 30, 2014	March 31, 2014
ASSETS	(Unaudited)
Current assets:
Cash	$24,692,000	$24,599,000
Short-term investments	549,000	521,000
Accounts receivable — net	7,955,000	22,283,000
Inventory— net	47,471,000	47,246,000
Inventory unreturned	7,328,000	7,534,000
Deferred income taxes	18,864,000	18,767,000
Prepaid expenses and other current assets	3,532,000	4,316,000
Total current assets	110,391,000	125,266,000
Plant and equipment — net	11,224,000	11,025,000
Long-term core inventory — net	149,420,000	143,476,000
Long-term core inventory deposits	29,638,000	29,375,000
Long-term deferred income taxes	2,630,000	2,614,000
Intangible assets — net	3,064,000	3,244,000
Other assets	3,910,000	3,853,000
TOTAL ASSETS	$310,277,000	$318,853,000
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$51,721,000	$59,509,000
Accrued liabilities	5,310,000	8,316,000
Customer finished goods returns accrual	15,387,000	16,251,000
Revolving loan	10,000,000	10,000,000
Other current liabilities	2,499,000	1,270,000
Current portion of term loan	7,843,000	7,843,000
Total current liabilities	92,760,000	103,189,000
Term loan, less current portion	77,640,000	79,434,000
Deferred core revenue	15,115,000	15,065,000
Other liabilities	10,443,000	11,529,000
Total liabilities	195,958,000	209,217,000
Commitments and contingencies
Shareholders' equity:
Preferred stock; par value $.01 per share, 5,000,000 shares authorized; none issued	-	-
Series A junior participating preferred stock; par value $.01 per share, 20,000 shares authorized; none issued	-	-
Common stock; par value $.01 per share, 50,000,000 shares authorized; 15,082,645 and 15,067,645 shares issued and outstanding at June 30, 2014 and March 31, 2014, respectively	151,000	151,000
Additional paid-in capital	121,232,000	120,553,000
Accumulated other comprehensive loss	(822,000)	(877,000)
Accumulated deficit	(6,242,000)	(10,191,000)
Total shareholders' equity	114,319,000	109,636,000
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$310,277,000	$318,853,000

Reconciliation of Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), the Company has included the following non-GAAP adjusted financial measures in this press release and in the webcast to discuss the Company's financial results for the three months ended June 30, 2014 and 2013. Each of these non-GAAP adjusted financial measures is adjusted from results based on GAAP to exclude certain expenses and gains. Among other things, the Company uses such non-GAAP adjusted financial measures in addition to and in conjunction with corresponding GAAP measures to help analyze the performance of its business.

These non-GAAP adjusted financial measures reflect an additional way of viewing aspects of the Company's operations that, when viewed with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the Company's results of operations and the factors and trends affecting the Company's business. However, these non-GAAP adjusted financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Income statement information for the three months ended June 30, 2014 and 2013 are as follows:

Reconciliation of Non-GAAP Financial Measures	Exhibit 1

	Three Months Ended June 30,
	2014	2013
GAAP Results:
Net sales	$62,975,000	$50,245,000
Net income	3,949,000	100,980,000
Diluted income per share (EPS)	0.25	6.91
Gross margin	28.3%	31.9%
Non-GAAP Adjusted Results:
Non-GAAP adjusted net income	$4,719,000	$3,242,000
Non-GAAP adjusted diluted earnings per share (EPS)	0.30	0.22
Non-GAAP adjusted gross margin	30.2%	32.1%
Non-GAAP adjusted EBITDA	11,782,000	9,784,000

Reconciliation of Non-GAAP Financial Measures	Exhibit 2

	Three Months Ended June 30,
	2014		2013
	$	Per Diluted Share	$	Per Diluted Share
GAAP net income, as reported	$3,949,000	$0.25	$100,980,000	$6.91
Adjustments:
Income from discontinued operations	-		(100,877,000)	$(6.90)
Net sales
Customer allowance - cost of new business	442,000	$0.03
New product line returns and stock adjustment accruals	-		712,000	$0.05
Cost of goods sold
New product line start-up costs	189,000	$0.01
Lower of cost or market revaluation - cores on customers' shelves	731,000	$0.05
Cost of stock adjustment accrual	-		(354,000)	$(0.02)
Operating expenses
Disc. subsidiaries legal, severance and other costs	560,000	$0.04	2,067,000	$0.14
Share-based compensation expense	498,000	$0.03	125,000	$0.01
Mark-to-market losses (gains)	(1,347,000)	$(0.08)	2,303,000	$0.16
Disc. subsidiaries sales and marketing expenses	-		21,000	$0.001
Consulting fees, research and development	-		75,000	$0.01
Interest
Disc. subsidiaries supplier revolving credit line interest	-		189,000	$0.01
Tax effected at 39% tax rate (a)	(303,000)	$(0.02)	(1,999,000)	$(0.14)
Adjusted net income	$4,719,000	$0.30	$3,242,000	$0.22

(a) Tax effect at 39% of the income from continuing operations before income tax expense (reflecting the adjustments)

Reconciliation of Non-GAAP Financial Measures	Exhibit 3

	Three Months Ended June 30,
	2014		2013
	$	Gross Margin	$	Gross Margin
GAAP gross profit, as reported	$17,816,000	28.29%	$16,014,000	31.87%
Adjustments:
Net sales
Customer allowance - cost of new business	442,000
New product line returns and stock adjustment accruals	-		712,000
Cost of goods sold
New product line start-up costs	189,000
Lower of cost or market revaluation - cores on customers' shelves	731,000
Cost of stock adjustment accrual	-		(354,000)
Total adjustments	1,362,000	1.95%	358,000	0.26%
Adjusted gross profit	$19,178,000	30.24%	$16,372,000	32.13%

Reconciliation of Non-GAAP Financial Measures	Exhibit 4

	Three Months Ended June 30,
	2014	2013
GAAP net income, as reported	$3,949,000	$100,980,000
Income from discontinued operations	-	(100,877,000)
Interest expense, net	3,413,000	3,925,000
Income tax expense	2,714,000	74,000
Depreciation and amortization	633,000	733,000
EBITDA, as reported	$10,709,000	$4,835,000

Adjustments:
Net sales
Customer allowance - cost of new business	442,000
New product line returns and stock adjustment accruals	-	712,000
Cost of goods sold
New product line start-up costs	189,000
Lower of cost or market revaluation - cores on customers' shelves	731,000
Cost of stock adjustment accrual	-	(354,000)
Operating expenses
Disc. subsidiaries legal, severance and other costs	560,000	2,067,000
Share-based compensation expense	498,000	125,000
Mark-to-market losses (gains)	(1,347,000)	2,303,000
Disc. subsidiaries sales and marketing expenses	-	21,000
Consulting fees, research and development	-	75,000
Adjusted EBITDA	$11,782,000	$9,784,000